EXHIBIT 21

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Subsidiaries	Ownership Percentage	State of Incorporation
First Advantage Corporation Wholly-Owned Subsidiaries
Accufacts Pre-Employment Screening, Inc.	100.00	DE
American Driving Records, Inc.*	100.00	CA
Bar None, Inc.	100.00	DE
FA Locate, Inc. (fka US Search.com, Inc.)	100.00	DE
FADV CMSI, Inc.* (fka Credit Management Solutions, Inc.)	100.00	DE
First Advantage Australasia Pty Ltd* (fka Refsure Worldwide Pty Ltd)	100.00	Australia
First Advantage Background Services Corp.* (fka Hirecheck, Inc.)	100.00	FL
First Advantage Canada, Inc. (fka Infocheck)	100.00	Ontario, Canada
First Advantage Credco, LLC * (fka First Advantage CIG, LLC)	100.00	DE
First Advantage Enterprise Screening Corporation	100.00	DE
First Advantage Eurasia Litigation Consulting SPRL/BVBA[1]	100.00	Belgium
First Advantage Europe Ltd (fka R.E. Austin Limited)	100.00	UK
First Advantage Litigation Consulting, LLC (fka First Advantage Corefacts, LLC)	100.00	VA
First Advantage Litigation Consulting Japan GK	100.00	Japan
First Advantage Membership Services, Inc. (fka First American Membership Services, Inc.)	100.00	CA

[1]	First Advantage Eurasia Litigation Consulting SPRL/BVBA has a UK Branch (former DataSec office)

*Denotes companies with subsidiaries.

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Subsidiaries	Ownership Percentage	State of Incorporation
First Advantage Corporation Wholly-Owned Subsidiaries
First Advantage Occupational Health Services Corp (fka Employee Health Programs, Inc.)	100.00	FL
First Advantage Philippines, Inc.	100.00	Philippines
First Advantage Public Records, LLC	100.00	DE
First Advantage Quest Research Corporation*	100.00	Cayman Islands
First Advantage SafeRent, Inc.*	100.00	DE
First Advantage Supply Chain Security, LLC (fka Quantitative Risk Solutions LLC dba First Advantage Supply Security Division)	100.00	AZ
First Advantage Tax Consulting Services, LLC (fka CIC Enterprises, LLC)	100.00	DE
First American Indian Holdings, LLC*	100.00	DE
Jenark Business Systems, Inc.	100.00	MD
LeadClick Holding Company, LLC* (30% owned by First American Real Estate Information Services, Inc.)	70.00	DE
National Background Data, LLC	100.00	DE
National Data Registry, LLC	100.00	DE
Omega Insurance Services, Inc.	100.00	FL
PrideRock Holding Company, Inc.	60.00	AL
Realeum, Inc.	100.00	DE
Teletrack, Inc.*	100.00	GA
Teletrack UK Limited	100.00	UK
Verify Limited*	100.00	Mauritius

*Denotes companies with subsidiaries.

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Subsidiaries	Ownership Percentage	State of Incorporation
Second Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)
Subsidiaries of: FADV CMSI, Inc. (fka Credit Management Solutions, Inc.)
CreditReportsPlus, LLC	100.00	MD
Subsidiaries of First Advantage Australasia Pty Ltd.
First Advantage Australia Pty Ltd (fka Australian Background Pty Ltd)	100.00	Australia
NZ Background (2006) Limited	100.00	New Zealand
Refsure Worldwide Limited [DORMANT]	100.00	New Zealand
Subsidiaries of First Advantage Background Services Corp.
Decision HR USA, Inc.*	100.00	DE
First Advantage Hiring Management Systems Limited (fka Recruiternet (Europe) Ltd)	100.00	UK
First Advantage Talent Management Services, LLC	100.00	DE
Recruiternet (UK) Limited [DORMANT]	100.00	UK

*Denotes companies with subsidiaries.

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Subsidiaries	Ownership Percentage	State of Incorporation
Second Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)
Subsidiaries of First Advantage Credco, LLC:
First American Credco of Puerto Rico, Inc.	100.00	DE
First Canadian Credco, Inc.	100.00	Ontario, Canada
Subsidiary of First American Indian Holdings, LLC and American Driving Records, Inc.
First Advantage Offshore Services Private Limited (fka ZappApp India Private, Ltd.)	100.00	India
Subsidiaries of: First Advantage Quest Research Corporation (Cayman Islands)
First Advantage Quest Research Group Ltd*	100.00	British Virgin Islands
First Advantage Japan KK (fka Brooke Consulting Limited)	100.00	Japan
First Advantage (Beijing) Co. Ltd. (fka First Advantage Quest Research (Beijing) Co. Ltd.)	100.00	Beijing, China

*Denotes companies with subsidiaries.

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Subsidiaries	Ownership Percentage	State of Incorporation
Second Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)
Subsidiaries of First Advantage SafeRent, Inc
Multifamily Community Insurance Agency, Inc.	100.00	MD
Subsidiaries of Leadclick Holding Company, LLC
Leadclick Media, Inc. (Remaining stock owned by Raaboom LLC)	92.00	CA
Subsidiaries of: Verify Limited
Verify (Mauritius) Limited*	100.00	Mauritius
Verify (Hong Kong) Limited*	100.00	Hong Kong
Verify Screening Sdn Bhd	100.00	Malaysia

*Denotes companies with subsidiaries.

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Subsidiaries	Ownership Percentage	State of Incorporation
Third Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)
Subsidiary of First Advantage Quest Research Group Ltd (BVI)
First Advantage Limited* (fka First Advantage Quest Research Limited)	100.00	Hong Kong
First Advantage Pte. Ltd (fka First Advantage Quest Research PTE Ltd)	100.00	Singapore
First Advantage Quest Research Limited*	100.00	British Virgin Islands
Subsidiaries of DecisionHR USA, Inc.
DecisionHR, Inc.	100.00	FL
Decision HR I, Inc.	100.00	FL
DecisionHR II, Inc.	100.00	OK
DecisionHR V, Inc.	100.00	FL
DecisionHR 30, Inc.	100.00	FL
Decision Payroll Services, Inc.	100.00	FL
DecisionHR VII, Inc. (fka DecisionPEO VII, Inc.)	100.00	GA
DecisionHR XIII, Inc. (fka Decision Transmitting Services, Inc)	100.00	FL
DecisionHR VIII, Inc. (fka Staffing Decision, Inc.)	100.00	FL
DecisionHR IX, Inc. (fka TempStaff, Inc.)	100.00	FL
DecisionHR XIV, Inc.	100.00	FL

*Denotes companies with subsidiaries.

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Subsidiaries	Ownership Percentage	State of Incorporation
Third Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)
Subsidiaries of Verify (Mauritius) Limited
TP Verify Screening Pvt Limited	100.00	India
Subsidiaries of Verify (HK) Limited
Verify (Zhuhai) Limited	100.00	China
Fourth Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)
Subsidiaries of First Advantage Limited (Hong Kong) and First Advantage Quest Research Limited (BVI)
First Advantage Private Limited (fka First Advantage Quest Research Private Limited)	100.00	India

*Denotes companies with subsidiaries.

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Merged Out/Dissolved Subsidiaries:

Company	Merger/Dissolution	Date
Pea Soup Merger Corp.	Merged into First Advantage Litigation Consulting LLC	10/5/06
Proudfoot Reports Incorporated (NY)	Merged into First Advantage Background Services Corp. (FL)	10/12/06
CIG Investments, LLC (DE)	Dissolved	9/13/07
First Advantage Government Services, LLC (DE)	Dissolved	9/13/07
US Search.com, Inc.	Assets Sold – Name changed to FA Locate, Inc.	10/12/07
CMSI Credit Services, Inc. (MD)	Dissolved	11/27/07
North American Credco, Inc. (DE)	Merged into First Advantage Credco, LLC	12/31/07
1-800 Bar None, a Financial Corporation (CA)	Merged into Bar None, Inc.	12/31/07
Maglio-Accufacts Pre-Employment Screening, Inc. (DE)	Dissolved	2/4/08
First Advantage Quest Research PTY, Ltd. (Australia)	Deregistered	2/7/08
Teletrack Canada, Inc.	Dissolved	11/10/08

*Denotes companies with subsidiaries.